Exhibit 10.10

FORM OF TRANSFER AGREEMENT

 This TRANSFER AGREEMENT, dated as of July 31, 2025 (this “Agreement”), is by and between VERIZON DPPA TRUE-UP TRUST, a Delaware statutory trust (the “True-up Trust”), and VERIZON ABS II LLC, a Delaware limited liability company (the “Depositor”).  Capitalized terms used but not defined in this Agreement are defined in Appendix A to the Master Collateral Agency and Intercreditor Agreement, dated as of May 25, 2021, as amended, among Verizon Master Trust (the “Trust”), U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as master collateral agent, Cellco Partnership d/b/a Verizon Wireless, as the initial servicer, and the Creditor Representatives from time to time party thereto or in the applicable Indenture or the True-up Trust Agreement (each as defined below), including, in each case, by reference to other documents.

Section 1.  Acquisition of Retained Notes.  As of the date of this Agreement and subject to and on the terms and conditions set forth herein, the True-up Trust hereby transfers, assigns and conveys to the Depositor, without representation, warranty or recourse, all of its right, title and interest in and to each of (i) the Class B Notes (the “2023-1 Class B Notes”) issued by the Trust pursuant to the Indenture, dated as of January 26, 2023 (the “2023-1 Indenture”) between the Trust and U.S. Bank Trust Company, National Association, as indenture trustee and as note paying agent, (ii) the Class B Notes (the “2024-6 Class B Notes”) issued by the Trust pursuant to the Indenture, dated as of September 18, 2024 (the “2024-6 Indenture”) between the Trust and U.S. Bank Trust Company, National Association, as indenture trustee and as note paying agent and (iii) the Class B Notes (the “2025-6 Class B Notes” and, together with the 2023-1 Class B Notes and the 2024-6 Class B Notes, the “Retained Notes”) issued by the Trust pursuant to the Indenture, dated as of June 24, 2025 (the “2025-6 Indenture” and, together with the 2023-1 Indenture and the 2024-6 Indenture, the “Indentures” and each, an “Indenture”) between the Trust and U.S. Bank Trust Company, National Association, as indenture trustee and as note paying agent, including, without limitation, all monies due thereon or paid thereunder or in respect thereof on and after the date hereof.  As consideration for the transfer, assignment and conveyance of each class of Retained Notes, the Depositor shall pay to the True-up Trust an acquisition price for each such class of Retained Notes in the amounts set forth on Schedule I hereto.  For the avoidance of doubt, such acquisition price shall be deemed to be cash received by the True-up Trust from the issuance of Credit Extensions under the Fifth Amended and Restated Trust Agreement, dated as of May 25, 2021 (the “True-up Trust Agreement”), among Wilmington Trust, National Association, a national banking association, as owner trustee, Verizon ABS II LLC, a Delaware limited liability company, Cellco Partnership d/b/a Verizon Wireless, a Delaware general partnership, as custodian (the “Custodian”), and various Originators from time to time party thereto, as originators and beneficiaries (the “Beneficiaries”), and pursuant to Section 4.1 of the True-up Trust Agreement, the Custodian shall distribute the acquisition price to the Beneficiaries.

Section 2.  Transfer of Retained Notes.  The Custodian and the Depositor acknowledge that, pursuant to Section 4.4 of the True-up Trust Agreement, the Retained Notes may not be transferred to any person unless the Custodian has received an opinion of counsel that such Retained Notes once transferred will be treated as debt for U.S. federal income tax purposes.  The Custodian and the Depositor further acknowledge that the Depositor is acquiring the Retained

Notes from the True-up Trust solely to facilitate the sale of the Retained Notes to RBC Capital Markets, LLC, as underwriter with respect to the 2023-1 Class B Notes and the 2024-6 Class B Notes and as initial purchaser with respect to the 2025-6 Class B Notes (in each such capacity, the “Purchaser”).  Accordingly, the Custodian, the True-up Trust and Depositor acknowledge that the transfer of the Retained Notes to the Depositor will not be treated as a transfer requiring the issuance of a tax opinion to the Custodian, and that the Custodian will receive an opinion of counsel that effective upon the transfer of the Retained Notes by the Depositor on behalf of the True-Up Trust to the Purchaser on the date hereof, the Retained Notes held by parties unaffiliated with the Trust will be treated as debt for U.S. federal income tax purposes.

Section 3.  Electronic Signatures.  Each party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.

Section 4.  Counterparts.  This Agreement may be executed in multiple counterparts. Each counterpart will be an original and all counterparts will together be one document.

Section 5.  Governing Law.  THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

Section 6.  Submission to Jurisdiction.   Each party submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State Court sitting in New York, New York for legal proceedings relating to this Agreement.  Each party irrevocably waives, to the fullest extent permitted by Law, any objection that it may now or in the future have to the venue of a proceeding brought in such a court and any claim that the proceeding was brought in an inconvenient forum.

Section 7. s Waiver of Jury Trial.   TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY MATTER ARISING THEREUNDER WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

VERIZON DPPA TRUE-UP TRUST

By: Wilmington Trust, National Association, not in
its individual capacity, but solely as owner trustee

By:_____________________________________
Name:
Title:

VERIZON ABS II LLC,
as Depositor

By:_____________________________________
Name:
Title:

Solely with respect to Section 2:

CELLCO PARTNERSHIP d/b/a VERIZON WIRELESS,
as Custodian

By:_____________________________________
Name:
Title:

Schedule I

Class	Acquisition Price
2023-1 Class B Notes	$67,900,456.05
2024-6 Class B Notes	$101,485,523.41
2025-6 Class B Notes	$20,355,685.00